Exhibit 99.1
Monroe Capital Corporation Schedules Third Quarter 2024 Earnings Release and Conference Call
CHICAGO, IL, October 21, 2024 – Monroe Capital Corporation (the “Company”) (NASDAQ: MRCC) announced today that it will report its third quarter ended September 30, 2024 financial results on Tuesday, November 12, 2024, after the close of the financial markets.
The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, November 13, 2024 at 11:00 a.m. Eastern Time. The webcast will be hosted on a webcast link located in the Investor Relations section of our website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (800) 715-9871 approximately 10 minutes prior to the call. Please reference conference ID # 5769748. For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.
About Monroe Capital Corporation
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.
About Monroe Capital LLC
Monroe Capital LLC (including its subsidiaries and affiliates, together “Monroe”) is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, alternative credit, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains 10 offices throughout the United States and Asia.
Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the 2023 Lower Mid-Market Lender of the Decade, 2023 Lower Mid-Market Lender of the Year, 2023 CLO Manager of the Year, Americas; Inc.’s 2023 Founder-Friendly Investors List; Global M&A Network as the 2023 Lower Mid-Markets Lender of the Year, U.S.A.; DealCatalyst as the 2022 Best CLO Manager of the Year; Korean Economic Daily as the 2022 Best Performance in Private Debt – Mid Cap; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.

Forward-Looking Statements
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
SOURCE:          Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 598-8401
msolimene@monroecap.com

Media Contact:	Daniel Abramson
BackBay Communications
(857) 305-8441
daniel.abramson@backbaycommunications.com